Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
MARCH 6, 2012		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES 2011 ANNUAL RESULTS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI), a $1.1 billion bank holding company with four bank subsidiaries, announced its financial results for the 2011 calendar year.  Premier realized income of $7,168,000 (74 cents per diluted share) during the year ending December 31, 2011, a $2,004,000, or 21.8% decrease from the company’s record annual results of $9,172,000 (98 cents per diluted share) reported for the year ending December 31, 2010.  The decrease in net income in 2011 was largely due to higher operating expenses incurred in 2011 related to higher data processing costs and costs related to converting to a new operating system.

Net interest income for the year ending December 31, 2011 totaled $44.208 million, compared to $43.744 million of net interest income earned during 2010, an increase of $464,000, or 1.1%.  Total interest income in 2011 decreased by $988,000, or 1.8%, when compared to 2010, largely due to a $915,000, or 2.0%, decrease in interest income on loans.  In addition, Premier realized a $68,000 decrease in investment income and a $5,000 decrease in interest income on interest bearing bank balances and federal funds sold in 2011 when compared to the prior year.  The decrease in total interest income was more than offset by the $1.452 million, or 14.8%, decrease in total interest expense.  The decrease in total interest expense was largely due to a $1.478 million, or 17.2%, decrease in interest expense on deposits.  Otherwise, a $116,000 decrease in interest expense on FHLB advances at the subsidiary banks and a $12,000 decrease in interest expense on federal funds purchased and repurchase agreements was more than offset by a $154,000 increase in interest expense on other borrowings at the parent company.

During 2011, Premier recorded $3.630 million of provision for loan losses compared to $3.297 million of provision for loan losses recorded during 2010.  The increase in the level of provision expense during 2011 was largely to provide for a calculated increase in exposure to credit risk related to one borrowing relationship in Premier’s Kentucky market during the second quarter of 2011. This relationship was eventually charged-off in the fourth quarter of 2011. As the pace of economic recovery continues to be sluggish in Premier’s markets, the ability of borrowers to consistently make their loan payments is increasingly being tested.  Evidence of the increased credit risk includes higher levels of past due loans, loan charge-offs and other real estate owned as a result of foreclosures.  The sluggish economy is also extending the length of time it would normally take Premier to liquidate other real estate owned as a result of foreclosures.  The amount of future provisions for loan losses will depend on any future improvement or further deterioration in the estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.

Exhibit 99.1 - Continued

Net overhead costs (non-interest expenses less non-interest income) for the calendar year 2011 totaled $29.610 million compared to $27.458 million in the year 2010.  The $2.152 million increase in net overhead costs when compared to 2010 is largely attributable to a $1.577 million increase in conversion expenses related to the company’s conversion to a new operating system in 2011. Non-interest income increased by $150,000, or 2.2%, in 2011 when compared to 2010 as a $318,000, or 20.9%, increase in electronic banking income, and a $174,000 increase in income from other banking services was partially offset by a $229,000, or 5.6%, decrease in service charges on deposit accounts and a $131,000, or 29.4%, decrease in secondary market mortgage revenue.  Non-interest expenses increased by $2.302 million, or 6.7%, in 2011 compared to 2010, largely due to a $1.577 million increase in conversion expenses recorded in 2011, a $268,000 or 6.4% increase in data processing expenses, a $248,000 increase in OREO expenses and writedowns, and a $266,000, or 1.7%, increase in staff costs.  Other increases in operating expense include a $197,000, or 40.2%, increase in supplies expense, a $164,000 increase in occupancy and equipment expenses (offset by the $171,000 gain on the sale of facilities), a $174,000 increase in core deposit amortization expense, and a $674,000 increase in loan collection costs.  These expense increases were partially offset by a $671,000 decrease in FDIC insurance expense, a $210,000 decrease in taxes not on income and a $241,000 decrease in other operating expenses.  The decrease in FDIC insurance expense was largely the result of reduced FDIC insurance costs for the newly formed Premier Bank versus the historical FDIC insurance costs of the five subsidiary banks Premier merged together in April 2011 to form the bank.

Also impacting 2010 net income was the recognition of a $538,000 (net of federal income tax expense) West Virginia income tax benefit in the second quarter of 2010 resulting from Premier’s projected ability to fully realize its West Virginia state deferred tax assets.  The majority of the state deferred tax assets are made up of West Virginia net operating loss carryforwards, some of which were incurred as a result of Premier’s historical operations and some of which were obtained in the Traders Bankshares acquisition in 2008.  The projection takes into account changes in West Virginia’s corporation income tax rules regarding consolidated income tax returns and the likelihood that the projected taxable income from the operations of the Washington and Richmond markets acquired in 2009 will accelerate the utilization of all carryforwards.  This adjustment reduced Premier’s effective tax rate in 2010 to 29.4% of pretax income compared to 34.6% of pretax income in 2011.

President and CEO Robert W. Walker commented, “2011 was certainly an active year for our company with conversions, an internal merger, and the on-going challenge of liquidating and reducing our non-performing assets.  Yet in the midst of all that distraction, for the seventh consecutive year we have increased the company’s net interest income and non-interest income (excluding a 2009 bargain purchase gain).  Now that our conversion is behind us, we can devote our efforts toward reducing our operating costs, increasing our customer base and increasing the total amount of our performing assets.  We are still mindful that the pace of economic recovery is painfully slow and are thankful for the resiliency of our customers in managing their cash flow to keep their loans current.  Premier’s results will still be subject to the strengths and weaknesses of our local and national economy, but we continue to be excited about our future and look toward meeting its challenges.”

For the quarter ending December 31, 2011, Premier realized net income of $2,655,000 compared to $2,535,000 of net income reported for the fourth quarter of 2010.  On a diluted per share basis, Premier earned $0.30 during the fourth quarter of 2011 compared to $0.28 reported for the fourth quarter of 2010.  The increase in quarterly earnings in 2011 was primarily the result of a $723,000, or 8.3%, decrease in operating expenses partially offset by decreases in net interest income and non-interest income.

Exhibit 99.1 - Continued

Net interest income for the quarter ending December 31, 2011 totaled $10.873 million, compared to $11.298 million of net interest income earned in the fourth quarter of 2010.  When compared to the fourth quarter of 2010, net interest income decreased in 2011 by $425,000, or 3.8%, as an $860,000 decrease in interest income on loans was partially offset by a $444,000 decrease in interest expense on deposits.  Total interest income earned in the fourth quarter of 2011 decreased by $907,000, or 6.6%, when compared to the fourth quarter of 2010, largely due to an $860,000, or 7.3% decrease in interest income on loans.  Investment income decreased by $31,000, or 1.6%, and interest income on interest bearing bank balances and federal funds sold decreased by $16,000.  Partially offsetting the decrease in total interest income was a $482,000, or 20.2%, decrease in total interest expense in the fourth quarter of 2011 when compared to the fourth quarter of 2010.  Interest expense on deposits decreased by $444,000, or 21.5%, while interest expense on federal funds purchased and repurchase agreements decreased by $12,000 and interest expense on other borrowings at the parent company decreased by $25,000.

More than offsetting the decrease in net interest income in the fourth quarter of 2011, Premier realized a $608,000 decrease in net overhead costs.  Net overhead costs for the quarter ending December 31, 2011 totaled $6.261 million compared to $6.869 million in the fourth quarter of 2010.  The $608,000 decrease in net overhead, when compared to the fourth quarter of 2010, is largely attributable to a $723,000 decrease in non-interest expenses, partially offset by a $115,000 decrease in non-interest income.  The $723,000 decrease in non-interest expenses was largely due to a $324,000 decrease in FDIC insurance costs, a $113,000 decrease in conversion expenses, a $215,000 decrease in occupancy and equipment expense, a $56,000 decrease in OREO costs and a $204,000 decrease in other operating expenses.  The decrease in occupancy and equipment expense was largely due to the 2010 writedown of branch buildings no longer in operation.  The decrease in OREO costs is largely due to higher gains on the sale of OREO in the fourth quarter of 2011 compared to the gains recorded in the fourth quarter of 2010.  These expense decreases were partially offset by a $136,000 increase in loan collection costs, a $67,000 increase in supplies expense and a $37,000 increase in professional fees.  Non-interest income decreased by $115,000 in the fourth quarter of 2011 when compared to the fourth quarter of 2010 largely due to a $103,000, or 9.9%, decrease in service charges on deposit accounts and a $67,000, or 50.4%, decrease in secondary market mortgage income.  These decreases were partially offset by a $43,000, or 10.0%, increase in electronic banking income.

During the quarter ending December 31, 2011, Premier recorded $480,000 of provision for loan losses compared to $556,000 of provision for loan losses during the same quarter of 2010.  The decrease in the level of provision expense during the fourth quarter of 2011 was largely due to a reduction in the calculated increase in the exposure to credit risk in the loan portfolio.  As the pace of economic recovery continues to be sluggish in Premier’s markets, the ability of borrowers to consistently make their loan payments is increasingly being tested.  Evidence of the increased credit risk includes higher levels of past due loans, loan charge-offs and other real estate owned as a result of foreclosures.  The sluggish economy is also extending the length of time it would normally take Premier to liquidate other real estate owned as a result of foreclosures.  The amount of future provisions for loan losses will depend on any future improvement or further deterioration in the estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.

Exhibit 99.1 - Continued

Total assets as of December 31, 2011 decreased by $59.2 million, or 5.0%, from the $1.2 billion of total assets at year-end 2010, due to decreases in total deposits largely resulting from deposit withdrawals of the District of Columbia government.  Total deposits have decreased by $60.2 million since year-end 2010.  Non-interest bearing deposits decreased $18.5 million, or 8.6%, while interest bearing deposits decreased by $41.7 million, or 5.4%.  In addition to the decrease in total deposits, Premier also realized a $6.4 million, or 21.7%, decrease in customer repurchase agreements, a $2.8 million decrease in FHLB advances, and a $2.0 million decrease in other borrowings.  The total decrease in funding was partially offset by a $12.6 million increase in stockholders’ equity, primarily from an increase in retained earnings and an increase in the unrealized gain on the investment portfolio.  On the asset side of the balance sheet, in addition to the decrease in liquid assets resulting from deposit withdrawals, net loans decreased by $35.0 million, or 4.9%, largely due to loan payoffs or transfers to other real estate owned (OREO) due to foreclosures.  As a result, OREO increased by $3.4 million since year-end 2010, net of sales during 2011.  Partially offsetting the decrease in loans was a $22.0 million increase in securities available for sale since year-end 2010.  Other assets have decreased by $8.0 million, or 19.2%, since year-end 2010, largely due to a decrease in net deferred tax assets and the redemption of Federal Reserve Bank stock.

Stockholders’ equity of $144.0 million equaled 12.8% of total assets at December 31, 2011, which compares to stockholders’ equity of $131.4 million, or 11.1% of total assets at December 31, 2010.  The increase in stockholders’ equity was due to the $7.2 million of net income recorded in 2011 partially offset by dividends declared on Premier’s Series A Preferred Stock, plus a $6.5 million, net of tax, increase in the market value of Premier’s investment portfolio available for sale.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Exhibit 99.1 - Continued

Following is a summary of the financial highlights for Premier as of and for the periods ending December 31, 2011

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)

	For the Quarter Ended		For the Year Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2011	2010	2011	2010
Interest Income	12,782	13,689	52,535	53,523
Interest Expense	1,909	2,391	8,327	9,779
Net Interest Income	10,873	11,298	44,208	43,744
Provision for Loan Losses	480	556	3,630	3,297
Net Interest Income after Provision	10,393	10,742	40,578	40,447
Non-Interest Income	1,700	1,815	6,911	6,761
Non-Interest Expenses	7,961	8,684	36,521	34,219
Income Before Taxes	4,132	3,873	10,968	12,989
Income Taxes	1,477	1,338	3,800	3,817
NET INCOME	2,655	2,535	7,168	9,172
Preferred Stock Dividends	(305)	(305)	(1,221)	(1,249)
Net Income Available to Common Stockholders	2,350	2,230	5,947	7,923

EARNINGS PER SHARE	0.30	0.28	0.75	1.00
DILUTED EARNINGS PER SHARE	0.30	0.28	0.74	0.98
DIVIDENDS PER SHARE	0.00	0.00	0.00	0.22

Charge-offs	3,161	365	4,026	1,473
Recoveries	78	132	326	472
Net charge-offs	3,083	233	3,700	1,001

Exhibit 99.1 - Continued

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	December 31	December 31
	2011	2010
ASSETS
Cash and Due From Banks	29,380	20,001
Interest Bearing Bank Balances	42,676	78,649
Federal Funds Sold	10,832	23,598
Securities Available for Sale	278,479	256,520
Loans Held for Sale	70	1,477
Loans (net)	681,128	716,099
Other Real Estate Owned	14,642	11,249
Other Assets	33,612	41,598
Goodwill and Other Intangibles	33,268	34,060
TOTAL ASSETS	1,124,087	1,183,251

LIABILITIES & EQUITY
Deposits	925,078	985,291
Fed Funds/Repurchase Agreements	23,205	29,637
Short-term Borrowings	-	2,400
FHLB Advances	10,083	10,496
Other Borrowings	18,130	20,178
Other Liabilities	3,584	3,852
TOTAL LIABILITIES	980,080	1,051,854
Preferred Stockholder’s Equity	21,949	21,841
Stockholders’ Equity	122,058	109,556
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	1,124,087	1,183,251

TOTAL BOOK VALUE PER COMMON SHARE	15.37	13.80
Tangible Book Value per Common Share	11.18	9.51

Non-Accrual Loans	42,354	47,131
Loans 90 Days Past Due and Still Accruing	4,527	414